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                                                                  EXECUTION COPY



                           RECAPITALIZATION AGREEMENT


                                  BY AND AMONG


                               BIRCH TELECOM, INC.

                                     AND THE

                                   PURCHASERS

                                  NAMED HEREIN


                             DATED AS OF MAY 8, 2001
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                                TABLE OF CONTENTS
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                                                                                                               PAGE
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
1.       Agreement To Sell, Purchase and Exchange.................................................................1

         1.1      Authorization of Shares.........................................................................1
         1.2      Sale and Purchase...............................................................................2
         1.3      Exchange........................................................................................2
         1.4      Exchange Procedures.............................................................................3
         1.5      Tax Free Reorganization.........................................................................3
         1.6      "All or None"...................................................................................3

2.       Closing, Delivery And Payment............................................................................3

         2.1      Closings........................................................................................3
         2.2      Delivery........................................................................................4

3.       Representations And Warranties Of The Company............................................................4

         3.1      Organization, Good Standing and Qualification...................................................4
         3.2      Subsidiaries....................................................................................5
         3.3      Capitalization; Voting Rights...................................................................5
         3.4      Authorization; Binding Obligations..............................................................6
         3.5      SEC Reports; Financial Statements...............................................................6
         3.6      Undisclosed Liabilities.........................................................................7
         3.7      Contracts; Action...............................................................................7
         3.8      Obligations to Related Parties..................................................................8
         3.9      Changes.........................................................................................8
         3.10     Title to Properties and Assets; Liens, etc......................................................9
         3.11     Patents and Trademarks..........................................................................9
         3.12     Compliance with Other Instruments..............................................................10
         3.13     Litigation.....................................................................................10
         3.14     Tax Returns and Payments.......................................................................11
         3.15     Employees......................................................................................12
         3.16     Registration Rights............................................................................12
         3.17     Compliance with Laws...........................................................................12
         3.18     Environmental and Safety Laws..................................................................13
         3.19     Offering Valid.................................................................................15
         3.20     Employee Benefit Plans.........................................................................15
         3.21     Insurance......................................................................................16
         3.22     Books and Records..............................................................................16
         3.23     Business Plan; Projections.....................................................................16
         3.24     Accounts Receivable and Bad Debts..............................................................16
         3.25     Licenses.......................................................................................17
         3.26     Network........................................................................................17
         3.27     Customers......................................................................................17

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         3.28     No Broker......................................................................................17
         3.29     Disclosure.....................................................................................17

4.       Representations And Warranties Of Each Purchaser........................................................18

         4.1      Requisite Power; Authorization; Binding Obligations............................................18
         4.2      Investment Representations.....................................................................18
         4.3      Transfer Restrictions..........................................................................19
         4.4      Ownership of Exchanged Shares..................................................................19

5.       Covenants of the Company................................................................................19

         5.1      Ordinary Course of Business....................................................................19
         5.2      Use of Proceeds................................................................................19
         5.3      Efforts........................................................................................20
         5.4      Notification of Certain Matters................................................................20

6.       Conditions To Closing...................................................................................20

         6.1      Conditions to Each Purchaser's Obligation to Purchase the Initial Purchased Shares.............20
         6.2      Conditions to Company's Obligations to Issue the Initial Purchased Shares......................21
         6.3      Conditions to Each Purchaser's Obligation to Purchase the Subsequent Purchased Shares..........22
         6.4      Conditions to Company's Obligations to Issue the Initial Purchased Shares......................23

7.       Miscellaneous...........................................................................................23

         7.1      Governing Law; Jurisdiction; Waiver of Jury Trial..............................................23
         7.2      Survival.......................................................................................23
         7.3      Successors and Assigns; Assignment.............................................................24
         7.4      Entire Agreement; Supercedes Prior Agreement...................................................24
         7.5      Severability...................................................................................24
         7.6      Amendment and Waiver...........................................................................24
         7.7      Delays or Omissions............................................................................24
         7.8      Notices........................................................................................24
         7.9      Expenses; Indemnification......................................................................26
         7.10     Interpretation.................................................................................26
         7.11     Knowledge......................................................................................26
         7.12     Termination....................................................................................27
         7.13     Counterparts; Execution by Facsimile Signature.................................................27
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INDEX OF ANNEXES

Annex A  Purchase and Exchange Allocation

Annex B  Calculation of Exchanged Shares



INDEX OF EXHIBITS

Exhibit A  Form of Certificate

Exhibit B  Form of Legal Opinion


                                       iii
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                               BIRCH TELECOM, INC.

                           RECAPITALIZATION AGREEMENT


          THIS RECAPITALIZATION AGREEMENT (the "AGREEMENT") is entered into as of May 8, 2001 by and among BIRCH TELECOM, INC., a Delaware corporation (the "COMPANY"), and the holders of Series B Preferred Stock and/or Series D Preferred Stock that are signatories hereto, together with such affiliates that such holders shall designate (collectively, "PURCHASERS").

                                    RECITALS

          WHEREAS, the Company has authorized the sale and issuance of an aggregate of up to 329,000,000 shares of its Series G Preferred Stock;

          WHEREAS, on March 26, 2001, BTI Ventures L.L.C. ("BTI") entered into a purchase agreement with the Company (the "SERIES G PURCHASE AGREEMENT"), pursuant to which BTI will purchase up to an aggregate of 300,000,000 shares of Series G Preferred Stock for a purchase price of $0.35 per share, subject to the terms and conditions set forth therein;

          WHEREAS, Section 5.11 of the Series G Purchase Agreement contemplates a recapitalization agreement substantially in the form of this Agreement;

          WHEREAS, Purchasers desire to purchase an aggregate of 1,373,410 shares of Series G Preferred Stock from the Company on the terms and conditions set forth herein;

          WHEREAS, Purchasers desire to exchange an aggregate of 26,369 shares of Series B Preferred Stock for the same number of shares of Series H Preferred Stock of the Company and to exchange an aggregate of 95,694 shares of Series D Preferred Stock for the same number of shares of Series I Preferred Stock of the Company, as calculated on Annex B and on the terms and conditions set forth herein; and

          WHEREAS, the Company desires to issue and sell to Purchasers such shares of Series G Preferred Stock and to issue to Purchasers such shares of Series H Preferred Stock and Series I Preferred Stock in exchange for such shares of Series B Preferred Stock and Series D Preferred Stock on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. AGREEMENT TO SELL, PURCHASE AND EXCHANGE.

     1.1 AUTHORIZATION OF SHARES. On or prior to the First Closing (as defined below), the Company shall have authorized (i) the sale and issuance to Purchasers of an aggregate of 1,351,982 shares of Series G Preferred Stock (the "PURCHASED SHARES" and together with the New Shares (as defined below), the "SHARES") in the amounts and to the Purchasers identified on Annex A hereto,
(ii) the issuance of an aggregate of 26,369 shares of Series H Preferred Stock (the "SERIES H NEW SHARES") in exchange for the same number, in the aggregate, of shares of


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Series B Preferred Stock (the "SERIES B EXCHANGED SHARES") in the amounts and to the Purchasers identified on Annex A hereto, (iii) the issuance of an aggregate of 94,027 shares of Series I Preferred Stock (the "SERIES I NEW SHARES" and together with the Series H New Shares, the "NEW SHARES") in exchange for the same number, in the aggregate, of shares of Series D Preferred Stock (the
"SERIES D EXCHANGED SHARES" and together with the Series B Exchanged Shares, the "EXCHANGED SHARES") in the amounts and to the Purchasers identified on Annex A hereto, and (iv) the issuance of such shares of Common Stock to be issued upon conversion of the Shares (the "CONVERSION SHARES"). The Shares and the
Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate of Incorporation of the Company attached hereto as Exhibit A (the "CERTIFICATE").

     1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, (a) at the First Closing, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, the number of Purchased Shares set forth opposite such Purchaser's name on Annex A hereto and indicated under the column "Initial Purchased Shares" (the "INITIAL PURCHASED SHARES") at a purchase price of $0.35 per Purchased Share, and (b) at the Second Closing (as defined below), the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, the number of Purchased Shares set forth opposite such Purchaser's name on Annex A hereto as indicated under the column "Subsequent Purchased Shares" (the "SUBSEQUENT PURCHASED SHARES") at a purchase price of $0.35 per Purchased Share.

     1.3 EXCHANGE.

          (a) Subject to the terms and conditions set forth in this Agreement, effective at the First Closing, (i) the number of Series B Exchanged Shares set forth opposite each Purchaser's name on Annex A hereto and indicated under the column "Initial Series B Exchanged Shares" (the "INITIAL SERIES B EXCHANGED SHARES") will be converted, without any action on the part of the holder thereof, into a right to receive, and the Company shall thereupon issue, the same whole number of fully paid and non-assessable shares of Series H New Shares, and (ii) the number of Series D Exchanged Shares set forth opposite each Purchaser's name on Annex A hereto and indicated under the column "Initial Series D Exchanged Shares" (the "INITIAL SERIES D EXCHANGED SHARES" and, together with the Initial Series B Exchanged Shares, the "INITIAL EXCHANGED SHARES") will be converted, without any action on the part of the holder thereof, into a right to receive, and the Company shall thereupon issue, the same whole number of fully paid and non-assessable shares of Series I New Shares.

          (b) Subject to the terms and conditions set forth in this Agreement, effective at the Second Closing, (i) the number of Series B Exchanged Shares set forth opposite each Purchaser's name on Annex A hereto and indicated under the column "Subsequent Series B Exchanged Shares" (the "SUBSEQUENT SERIES B EXCHANGED SHARES") will be converted, without any action on the part of the holder thereof, into a right to receive, and the Company shall thereupon issue, the same whole number of fully paid and non-assessable shares of Series H New Shares, and (ii) the number of Series D Exchanged Shares set forth opposite each Purchaser's name on Annex A hereto and indicated under the column "Subsequent Series D Exchanged Shares" (the "SUBSEQUENT SERIES D EXCHANGED SHARES" and, together with the Subsequent Series B Exchanged Shares, the "SUBSEQUENT EXCHANGED SHARES") will be converted, without any action

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on the part of the holder thereof, into a right to receive, and the Company shall thereupon issue, the same whole number of fully paid and non-assessable shares of Series I New Shares.

     1.4 EXCHANGE PROCEDURES. At the First Closing, the Company shall deliver to each Purchaser stock certificates representing the New Shares being exchanged for the Initial Exchanged Shares (the "INITIAL NEW Shares") at such Closing. At the Second Closing, the Company shall deliver to each Purchaser stock certificates representing the New Shares being exchanged for the Subsequent Exchanged Shares (the "SUBSEQUENT NEW SHARES") at such Closing. At the First Closing, Purchasers as holders of the Initial Exchanged Shares shall have no rights as holders of such Initial Exchanged Shares, other than the right to receive Initial New Shares in accordance with this Agreement. At the Second Closing, Purchasers as holders of the Subsequent Exchanged Shares shall have no rights as holders of such Subsequent Exchanged Shares, other than the right to receive Subsequent New Shares in accordance with this Agreement. Notwithstanding the foregoing, this Section 1.4 shall have no effect on shares of Series B Preferred Stock or Series D Preferred Stock that are issued and outstanding but are not Exchanged Shares, and the rights of Purchasers as holders of shares of Series B Preferred Stock or Series D Preferred Stock that are not Exchanged Shares shall not be affected by this Section 1.4. If the certificate or certificates representing the Exchanged Shares delivered in accordance with
Section 2.2 also represent shares of Series B Preferred Stock or Series D Preferred Stock that are not exchanged pursuant to this Agreement, at the applicable Closing and subject to the receipt of such certificate or certificates, the Company shall deliver to each Purchaser stock certificates representing the shares of Series B Preferred Stock or Series D Preferred Stock, if any, held by such Purchaser in excess of the Exchanged Shares for the particular Closing.

     1.5 TAX FREE REORGANIZATION. The exchange of New Shares for Exchanged Shares is intended to be a "reorganization" within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "CODE"), and this Agreement is intended to constitute a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code. No party hereto shall take any action which is inconsistent with such intent; PROVIDED that nothing contained herein shall require any party to contest or litigate any proposed adjustment or deficiency imposed by any taxing authority or agency with respect to such treatment. Each party hereto acknowledges it has consulted with its own tax advisors with respect to such treatment.

     1.6 "ALL OR NONE". The obligations of the parties hereto are subject, inter alia, to the condition that (a) each Purchaser purchases all of the Initial Purchased Shares at the First Closing allocated to it on Annex A hereto and (b) each Purchaser purchases all of the Subsequent Purchased Shares at the Second Closing allocated to it on Annex A hereto. In the event that the applicable condition is not satisfied, the Company and the applicable Purchaser may amend or waive this Section 1.6 in writing in accordance with the other provisions of this Agreement; PROVIDED that, notwithstanding the foregoing or any other provision to the contrary, any amendment or waiver of this Section 1.6 by the Company must also require the prior written consent of BTI Ventures L.L.C.

2. CLOSING, DELIVERY AND PAYMENT.

     2.1 CLOSINGS. The closing of the sale and purchase of the Initial Purchased Shares and the exchange of the Initial Exchanged Shares for the Initial New Shares under this Agreement

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(the "FIRST CLOSING") shall take place at 10:00 a.m. on the second business day after the satisfaction or waiver of the conditions set forth in Sections 6.1 and 6.2, at the offices of the Company, 2020 Baltimore Avenue, Kansas City, Missouri 64108; PROVIDED that such Closing shall not occur later than May 8, 2001 (such date is hereinafter referred to as the "FIRST CLOSING DATE"). The closing of the sale and purchase of the Subsequent Purchased Shares and the exchange of the Subsequent Exchanged Shares for the Subsequent New Shares under this Agreement (the "SECOND CLOSING" and together with the First Closing, the "CLOSINGS") shall take place concurrently with the Second Closing (as defined and as contemplated in the Series G Purchase Agreement; PROVIDED that if no Second Closing is to take place under the Series G Purchase Agreement, the Second Closing under this Agreement shall take place concurrently with the closing of the sale and issuance of the Additional Equity (as defined in and as contemplated by the Series G Purchase Agreement)) after the satisfaction or waiver of the conditions set forth in Sections 6.3 and 6.4, at the offices of the Company, 2020 Baltimore Avenue, Kansas City, Missouri 64108, or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "SECOND CLOSING DATE" and together with the First Closing Date, the "CLOSING DATES").

     2.2 DELIVERY. Subject to the terms and conditions hereof, the Company will deliver all of the Initial Shares at the First Closing and all of the Subsequent Shares at the Second Closing, in each case in the amounts and to the Purchasers as set forth on Annex A hereto, by delivery of a certificate or certificates evidencing the Shares to be issued at each Closing, free and clear of any mortgage, pledge, lien, lease, encumbrance or charge or other claim (collectively, an "ENCUMBRANCE"), and each Purchaser will make payment to the Company of the purchase price for the respective purchase prices therefor as set forth on Annex A hereto by wire transfer of immediately available funds to an account designated by the Company and deliver the certificate or certificates representing the Initial Exchanged Shares being exchanged for the Initial New Shares at the First Closing and the certificate or certificates representing the Subsequent Exchanged Shares being exchanged for the Subsequent New Shares at the Second Closing.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     Except as set forth on a Schedule of Exceptions delivered by the Company to Purchasers at the First Closing, the Company hereby represents and warrants to each Purchaser as of the date of this Agreement and each Closing Date as follows:

     3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its Subsidiaries (as defined below) is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or formation and has all requisite power and authority to own and operate its respective properties and assets and to carry on its respective business as currently conducted and as currently proposed to be conducted. The Company has all requisite corporate power and authority to execute and deliver this Agreement (the Agreement and together with any other agreement entered into in connection with this transaction, the "RELATED AGREEMENTS"), to issue and sell the Purchased Shares, issue and exchange the New Shares for the Exchanged Shares and to carry out the provisions of this Agreement and the Related Agreements. Each of the Company and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation or other entity in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which

                                       4
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failure to do so would not have a material adverse effect on the assets, liabilities, business, results of operations, financial condition or prospects of the Company and its Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"). Schedule 3.1 lists all the jurisdictions in which the Company is qualified as a foreign corporation and the dates of such qualifications.

     3.2 SUBSIDIARIES. The Company does not own voting securities or other similar interests of any corporation or other entity that is sufficient to enable the Company to elect a majority of the members of such corporation's or other entity's Board of Directors or other governing body, except for those corporations or other entities set forth in the SEC Reports (as defined below) or Schedule 3.2 (each a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"). All the outstanding shares of capital stock or other equity interests of the Subsidiaries have been validly issued and are fully paid and non-assessable and all such outstanding shares are owned directly by the Company free of any Encumbrance. Except as set forth in the SEC Reports or Schedule 3.2, neither the Company nor any of its Subsidiaries is a participant in any joint venture, partnership or similar arrangement.

     3.3 CAPITALIZATION; VOTING RIGHTS.

          (a) As of the date hereof and before giving effect to the transactions contemplated by this Agreement, the authorized capital stock of the Company consists of 950,000,000 shares, of which 500,000,000 are shares of Common Stock, par value $0.001 per share, 859,202 shares of which are issued and outstanding and 1,267,399 shares of which are reserved for future issuance to employees pursuant to the Stock Option Plans (as hereinafter defined) and 450,000,000 are shares of Preferred Stock, par value $0.001 per share; 8,750,000 shares of which are designated Series B Preferred Stock, 7,881,248 of which are issued and outstanding; 8,500,000 shares of which are designated Series C Preferred Stock, 6,270,527 of which are issued and outstanding; 3,000,000 of which are designated Series D Preferred Stock, of which 2,374,436 are issued and outstanding; 1,904,898 of which are designated Series E Preferred Stock, none of which are issued and outstanding; 30,000,000 of which are designated Series F Preferred Stock, 23,596,492 of which are issued and outstanding; 329,000,000 of which are designated Series G Preferred Stock, of which 223,638,432 are issued and outstanding; 6,579,000 shares of which are designated Series H Preferred Stock, 690,791 of which are issued and outstanding; and 2,223,000 shares of which are designated Series I Preferred Stock, 494,102 of which are issued and outstanding. All issued and outstanding shares of the Company's capital stock
(i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Preferred Stock are as stated in the Certificate.

          (b) The Company has delivered to Purchasers a copy of the Company's 1998 Stock Option Plan (the "1998 PLAN") and 2000 Equity Participation Plan (the "2000 PLAN" and, together with the 1998 Plan, the "STOCK OPTION PLANS").
Schedule 3.3 sets forth a true and complete summary of all options issued under each Stock Option Plan, including the holder, issue date, exercise price, vesting status and expiration date of such option. Other than the 1,267,399 shares reserved for issuance under the Stock Option Plans, the options issued pursuant to the Stock Option Plans as set forth on Schedule 3.3 and 115,000 outstanding warrants (the "EXISTING WARRANTS") to purchase 253,047 shares of Common Stock pursuant to the Warrant Agreement, dated as of June 23, 1998, between the Company and Norwest Bank Minnesota,

National Association, as Warrant Agent, and except as may be granted pursuant to this Agreement, the Series G Purchase Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company or any Subsidiary of any of their securities. Except as described in this Agreement, the Series G Purchase Agreement or set forth in Schedule 3.3, (x) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities of the Company or any voting or equity securities or interests of any subsidiary of the Company, (y) there is no voting trust or other agreement or understanding to which the Company or any of its Subsidiaries is a party or is bound with respect to the voting of the capital stock or other voting securities of the Company or any of its Subsidiaries and (z) there are no other options, calls, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party.

          (c) On each Closing Date, the Company's authorized capital stock will be as set forth in the Certificate, and the rights, preferences, privileges and restrictions of the Preferred Stock will be as stated in the Certificate. When issued in accordance with the provisions of this Agreement and the Certificate, the Shares and the Conversion Shares will be duly authorized, validly issued, fully paid and nonassessable and will be delivered free and clear of any Encumbrances and will have the rights, preferences, privileges and restrictions set forth in the Certificate; PROVIDED, HOWEVER, that such shares may be subject to restrictions on transfer under the Amended and Restated Purchasers Rights Agreement, dated as of March 26, 2001, by and among the Company and certain of its stockholders (the "PURCHASERS RIGHTS AGREEMENT") or under state or federal securities laws or as otherwise required by such laws at the time a transfer is proposed.

          (d) Schedule 3.3 sets forth as of the date hereof the name of each person or entity owning any of the Company's outstanding equity securities and the number and class of equity security owned by each such person or entity.

     3.4 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Related Agreements, the consummation of the transactions contemplated hereby and thereby, and the performance of all obligations of the Company hereunder and thereunder (including but not limited to the authorization, sale, issuance and delivery of the Purchased Shares, the authorization, issuance, exchange and delivery of the New Shares for the Exchanged Shares, and the authorization, reservation, issuance and delivery of the Conversion Shares) has been or will be taken prior to the First Closing. This Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights;
(b) general principles of equity that restrict the availability of equitable remedies; and (c) to the extent that the enforceability of the indemnification provisions in Section 2.5 of the Purchasers Rights Agreement may be limited by applicable laws. The sale of the Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived.

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     3.5 SEC REPORTS; FINANCIAL STATEMENTS.

          (a) The Company has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, proxy statements (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC REPORTS") required to be filed by the Company with the SEC since September 1, 1998. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder and none of such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (b) The Company has delivered to Purchasers an unaudited consolidated balance sheet (the "STATEMENT DATE BALANCE SHEET") of the Company and its Subsidiaries as at December 31, 2000 (the "STATEMENT DATE") and unaudited consolidated statement of income and cash flows of the Company and its Subsidiaries for the twelve-months ending on the Statement Date (the "STATEMENT DATE INCOME STATEMENT" and "STATEMENT DATE CASH FLOW STATEMENT" respectively, and collectively with the Statement Date Balance Sheet and all audited and unaudited financial statements included in the SEC Reports, the "FINANCIAL STATEMENTS"). Except as set forth on Schedule 3.5(b), the Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated, except as disclosed therein, and present fairly the consolidated financial position of the Company and its Subsidiaries as of the respective dates presented therein and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the respective periods presented therein; PROVIDED, HOWEVER, that the unaudited financial statements are subject to normal recurring year-end audit adjustments (which are not individually or in the aggregate expected to be material).

     3.6 UNDISCLOSED LIABILITIES. Except as and to the extent set forth on the Statement Date Balance Sheet of the Company and its Subsidiaries at the Statement Date, neither the Company nor any Subsidiaries has any liabilities that are material (individually or in the aggregate), except current liabilities incurred in the ordinary course of business consistent with past practice subsequent to the Statement Date.

     3.7 CONTRACTS; ACTION.

          (a) Except (i) as set forth on Schedule 3.7(a), (ii) as described in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (the "2000 FORM 10-K"), and (iii) for agreements between the Company or any Subsidiary and its employees with respect to the sale of Common Stock, there are no agreements, contracts, understandings or proposed transactions between the Company or any Subsidiary and any of its officers, directors, affiliates or any affiliate thereof.

          (b) Attached hereto as Schedule 3.7(b) is a list of (i) all "material contracts" with the meaning of Item 601 of Regulation S-K of the SEC, and (ii) all contracts restricting the Company or any of its Subsidiaries from engaging in any line of business or competing with any person or entity or in any geographical area, or from using or disclosing any information in its possession (other than routine vendor and customer confidentiality agreements and confidentiality agreements with potential acquisition targets) (collectively referring to the items in clauses (i) and (ii), the "CONTRACTS").

          (c) Except as set forth in Schedule 3.7(c), neither the Company nor any of its Subsidiaries is, nor to the Company's knowledge is any other party to any Contract, in material default under, or in material breach or material violation of, any Contract and, to the knowledge of the Company, no event has occurred which, with the giving of notice or passage of time or both would constitute a material default by the Company under any Contract. Other than Contracts which have terminated or expired in accordance with their terms, each of the Contracts is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered on a proceeding in equity or at law) and an implied covenant of good faith and fair dealing) and is in full force and effect. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the holder of any indebtedness of the Company or any of its Subsidiaries to accelerate or which does accelerate the maturity of any indebtedness for borrowed money of the Company or any of the Subsidiaries.

          (d) Since July 13, 1999, except as set forth on Schedule 3.7(d), neither the Company nor any Subsidiary has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities, individually, in excess of $1,000,000, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          (e) For the purposes of subsection (d) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or any Subsidiary has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

     3.8 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company or any Subsidiary to their respective officers, directors, shareholders, or employees other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or Subsidiary and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under the Stock Option Plans). Except as set forth on Schedule 3.8, neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.9 CHANGES Since the Statement Date and except as set forth on Schedule 3.9, there has not been:

          (a) any change in the assets, liabilities, financial condition or operations of the Company and its Subsidiaries from that reflected in the Statement Date Balance Sheet and

Statement Date Income Statement, other than changes in the ordinary course of business, none of which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect;

          (b) any resignation or termination of any key officers of the Company and its Subsidiaries; and the Company does not know of the impending resignation or termination of employment of any such key officer;

          (c) any material damage, destruction or loss, whether or not covered by insurance;

          (d) any waiver by the Company or any Subsidiary of a valuable right or of a material debt owed to it;

          (e) any direct or indirect loans made by the Company or any Subsidiary to any shareholder, employee, officer or director of the Company or any Subsidiary, other than travel advances and salary advances (which salary advances do not exceed $25,000 in the aggregate) made in the ordinary course of business consistent with past practice;

          (f) any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder (other than compensation increases in the ordinary course of business consistent with past practice);

          (g) any declaration or payment of any dividend or other distribution of the assets of the Company or any Subsidiary;

          (h) to the Company's knowledge, any labor organization activity;

          (i) any debt, obligation or liability incurred, assumed or guaranteed by the Company or any Subsidiary, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business and consistent with past practice;

          (j) any sale, assignment or transfer of any material patents, trademarks, copyrights, trade secrets or other intangible assets;

          (k) any change in any Contract which could reasonably be expected to have a Material Adverse Effect; or

          (l) any other event or condition of any character that, either individually or cumulatively, has had, or could reasonably be expected to have, a Material Adverse Effect.

     3.10 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company and each of its Subsidiaries has good and marketable title to its respective properties and assets, including the properties and assets reflected in the Statement Date Balance Sheet, and good title to its respective leasehold estates, in each case subject to no Encumbrance. The Company and each of its Subsidiaries is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

     3.11 PATENTS AND TRADEMARKS. Except as set forth in Schedule 3.11, the Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for their respective businesses as now conducted and as currently proposed to be conducted, without any known infringement of the rights of others. Neither the Company nor any of its Subsidiaries has received any communications alleging that it has violated or, by conducting its business as currently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets, licenses, information or other proprietary rights and processes of any other person or entity. Neither the Company nor any of its Subsidiaries is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or any of its Subsidiaries or that would conflict with the Company's or any of its Subsidiaries' business as presently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's or any of its Subsidiaries' business by the employees of the Company or its Subsidiaries, nor the conduct of the Company's or any of its Subsidiaries' business as currently proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. Neither the Company nor any of its Subsidiaries believes it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been assigned to the Company or any of its Subsidiaries.

     3.12 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the Company nor any of its Subsidiaries is in violation or default of (i) the Certificate or Bylaws, (ii) any Contract or (iii) any judgment, decree, order, writ, or any statute, rule or regulation, including, without limitation, requirements of the Federal Communications Commission (the "FCC") or any state regulatory agency applicable to the Company or any Subsidiary, except for such violations or defaults in respect of clauses (ii) or (iii) which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The execution, delivery, and performance of this Agreement, and the Related Agreements, and the issuance and sale of the Shares pursuant hereto, will not, with or without the passage of time or giving of notice, result in any violation, or be in conflict with or constitute a default under (i) the Certificate or Bylaws, (ii) any Contract or (iii) any judgment, decree, order, writ or any statute, rule or regulation including, without limitation, requirements of the FCC or any state regulatory agency applicable to the Company or any Subsidiary. The execution, delivery and performance of this Agreement, and the Related Agreements, and the issuance and sale of the Shares pursuant hereto, will not result in the creation of any Encumbrance upon any of the properties or assets of the Company and its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit or license (including but not limited to any License (as defined below)), authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

     3.13 LITIGATION. Except as set forth on Schedule 3.13, there is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company or any Subsidiary. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's or any Subsidiary's employees, their use in connection with the Company's or any Subsidiary's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Neither the Company nor any Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government authority. There is no action, suit, proceeding or investigation by the Company or any Subsidiary currently pending or which the Company or any Subsidiary intends to initiate.

     3.14 TAX RETURNS AND PAYMENTS.

          (a) Except as set forth on Schedule 3.14(a), each of the Company and its Subsidiaries has accurately prepared and filed on time with all appropriate governmental authorities all material Tax (as defined below) returns and other material documents that it has been required to file in respect of any Taxes for all fiscal periods ending on or prior to the First Closing Date and all such returns or other material documents are correct and complete in all material respects and do not contain a disclosure statement under Section 6662 of the Code.

          (b) Each of the Company and its Subsidiaries has paid in full all material Taxes due on or before the date hereof and, in the case of such Taxes accruing on or before such date that are not due on or before such date, the Company has made adequate provision in its books and records and Financial Statements to the extent currently required by GAAP.

          (c) Each of the Company and its Subsidiaries has withheld from each payment made to any of its present or former employees, officers, directors and managers all amounts required by law to be withheld or remitted. Each of the Company and its Subsidiaries has remitted all social security contributions and other Taxes payable by it in respect of its employees. Each of the Company and its Subsidiaries has charged, collected and remitted all material Taxes as required under applicable legislation on any sale, supply or delivery whatsoever, made by the Company or any of its Subsidiaries.

          (d) Except as set forth on Schedule 3.14(d), there are no reassessments of Taxes of the Company or any of its Subsidiaries that have been issued and are outstanding. No governmental authority has challenged, disputed or questioned the Company or any of its Subsidiaries in writing in respect of any Taxes or of any Tax returns, filings or other reports filed under any statute providing for such Taxes.

          (e) Except as set forth in Schedule 3.14(e), neither the Company nor any of its Subsidiaries has (i) granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax, or
(ii) requested any extension of time within which to file any federal income Tax Return or any state income or franchise Tax Return, which Tax Return has not been filed as of the date hereof.

         (f) Except as set forth in Schedule 3.14(f), neither the Company nor any of its Subsidiaries (i) is a party to or bound by (nor will it become a party to or become bound by) any Tax indemnity, Tax sharing, Tax allocation or similar agreement or arrangement (or administrative or accounting practice having substantially the same effect); (ii) has filed a consent under Section 341(f) of the Code (or any corresponding provisions of state, local or foreign income tax law) or agreed to have Section 341(f) of the Code (or any corresponding provision of state, local or foreign tax law) apply to any disposition of any asset owned by it; (iii) has agreed to make or is required to make any material adjustment under Section 481(a) of the Code; (iv) has been a member of an affiliate group of corporations, within the meaning of Section 1504 of the Code (other than the affiliated group of which the Company is the common parent corporation); (v) owns material assets that directly or indirectly secure debt the interest on which is tax-exempt under Section 103(a) of the Code; (vi) is obligated under any agreements in connection with industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes would be affected by the transactions contemplated hereunder, or (vii) owns any property of a character, the indirect transfer of which pursuant to this Agreement, would give rise to any material documentary, stamp or other transfer tax.

          (g) Neither the Company nor any of its Subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and, to the Company's knowledge, no foreign person directly or indirectly holds (within the meaning of Section 897(c)(3) of the Code), more than 5% of the voting stock of the Company.

          (h) Except as set forth on Schedule 3.14(h), neither the Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in connection with this Agreement or any change of control of the Company or any of its Subsidiaries, in the payment of any material "excess parachute payments" within the meaning of Section 280G of the Code.

          (i) For purposes of this Agreement, the term "TAX" or "TAXES" shall mean all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative net worth, transfer, profits, withholding, payroll, employer health, excise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or similar charges in the nature of a tax, including, without limitation, any interest, fines and penalties imposed by any governmental authority.

     3.15 EMPLOYEES. Neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the knowledge of the Company or any of its Subsidiaries, threatened with respect to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of key employees.

     3.16 REGISTRATION RIGHTS. Except as required pursuant to the Purchasers Rights Agreement or as set forth in Schedule 3.16, neither the Company nor any of its Subsidiaries is currently under any obligation, and has not granted any rights, to register any of the Company's or any Subsidiary's currently outstanding securities or any of its securities that may hereafter be issued under the Securities Act or state securities laws.

     3.17  COMPLIANCE WITH LAWS.

          (a) Neither the Company nor any of its Subsidiaries has been, or currently is, in violation, in any material respect, of any material statute, rule, regulation, order or restriction of any domestic or foreign government authority thereof in respect of the conduct of its business or the ownership of its properties. Except as set forth on Schedule 3.17(a), the Company is in compliance, in all material respects, with all applicable material FCC and state regulatory agency tariffing requirements, reporting requirements, universal service and telecommunications relay service funding obligations and other telecommunications regulations. Except as set forth on Schedule 3.17(a), no governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares.

          (b) Except as set forth on Schedule 3.17(b), there are no proceedings or investigations pending or threatened, before the FCC or any state regulatory agency directed specifically at the Company or, in the case of matters of general applicability to the telecommunications industry, in which the Company is identified for possible disparate treatment or whose outcome may have a disparate impact on the Company in which any of the following matters are being considered which are reasonably likely to have a Material Adverse Effect, nor has the Company or any of its Subsidiaries received written notice or inquiry from the FCC or any state regulatory agency, indicating that any of such matters should be considered or may become the object of consideration or investigation specifically regarding the Company which are reasonably likely to have a Material Adverse Effect, or, in the case of matters of general applicability to the telecommunications industry, in which the Company is identified for possible disparate treatment or whose outcome may have a disparate impact on the Company or which otherwise involves: (a) increases or reductions in access charges, universal service contributions or the like; (b) traffic routing restrictions or restrictions on use of facilities; (c) reduction or restriction of rates charged to customers; (d) reduction of earnings; (e) refunds or other forfeitures of amounts previously charged to customers; (f) use of NXX codes; or (g) failure to meet any expense, infrastructure, service quality or other commitments previously made to or imposed by the FCC or any state regulatory agency.

          (c) Except as set forth on Schedule 3.17(c), neither the Company nor any of its Subsidiaries has any outstanding commitments made in the context of a matter or proceeding related specifically to the Company or, in the case of matters of general applicability to the telecommunications industry, in which the Company is identified for possible disparate treatment or whose outcome may have a disparate impact on the Company (and no such obligations have been imposed upon the Company and remain outstanding), regarding: (a) increases or reductions in access charges, universal service contributions or the like; (b) traffic routing restrictions or restrictions on use of facilities; (c) reduction or restriction of rates charged to customers; (d) reduction of earnings; (e) refunds or other forfeitures of amounts previously charged to customers; (f) use of NXX codes; or (g) expenses, infrastructure expenditures, service quality or other regulatory requirements, to or by the FCC or any state regulatory agency, in each case which are reasonably likely to have a Material Adverse Effect.

     3.18 ENVIRONMENTAL AND SAFETY LAWS.

          (a) All material licenses or permits which are required under Environmental Laws (as defined below) (each an "ENVIRONMENTAL PERMIT") for the conduct of the business of the Company or any Subsidiary or the operation of any property owned, leased or occupied by the

Company or any of its Subsidiaries which are required to be obtained or applied for by the Company or any of its Subsidiaries have been so obtained or applied for.

         (b) Neither the Company nor any Subsidiary has failed to comply in any material respect with any Environmental Laws or any Environmental Permit and neither the Company nor any Subsidiary has been notified by any governmental authority of any such non-compliance and, to the Company's knowledge, no Environmental Permit will be modified, suspended, canceled or revoked or cannot be renewed in the ordinary course of business.

         (c) To the Company's knowledge, no Hazardous Substance (as defined below) is currently or has been in the past generated, stored, handled, treated, transported to or from or disposed of on any property currently or formerly owned by the Company or any of its Subsidiaries, or operated or leased by the Company or any of its Subsidiaries. To the Company's knowledge, neither the Company nor any Subsidiary has generated, disposed of, transported or arranged for the transportation (directly or indirectly) of any Hazardous Substances to any location that is listed or, to the knowledge of the Company, proposed for listing on the National Properties List or the CERCLA Information System under CERCLA, or under any similar state, local or foreign list, or where there has been a Release (as defined below) or suspected Release of a Hazardous Substance. Neither the Company nor any Subsidiary has generated or disposed of any Hazardous Substance in a manner which could reasonably be expected to give rise to a material liability under any Environmental Law.

          (d) Neither the Company nor any Subsidiary has received any written notice from any person or entity advising it that it is responsible for or potentially responsible for cleanup or remediation of any Hazardous Substances. No capital expenditure is planned or required in respect of the assets of the Company or any of its Subsidiaries pursuant to or to comply with any Environmental Law, nor has the Company or any of its Subsidiaries received any written notice of any such requirement.

          (e) There is no claim pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries or pending or, to the knowledge of the Company, threatened against any other person or entity whose liability for any environmental claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law under any Environmental Law. To the Company's knowledge, no real property currently or formerly owned by the Company or any of its Subsidiaries, or operated or leased by the Company or any of its Subsidiaries (during the period of such operation or lease) has been impacted by any Release or threatened Release of any Hazardous Substance.

          (f) Each of the Company and its Subsidiaries has delivered or otherwise made available for inspection to the Purchasers true, accurate and complete copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by the Company or any of its Subsidiaries pertaining to Hazardous Substances in, on, beneath or adjacent to any property or regarding compliance by the Company or any of its Subsidiaries with applicable Environmental Laws.

          (g) To the Company's knowledge, there are no underground or above-ground storage tanks (whether or not currently in use) located on or under any real property currently owned, leased or operated by the Company or any of its Subsidiaries.

          (h) For purposes of this Agreement, the term (i) "ENVIRONMENTAL LAWS" shall mean all federal, foreign, state, local or municipal environmental, health or safety-related laws, regulations, by-laws, rules, ordinances, judicial or administrative decrees or decisions, orders or requirements applicable to the Company or any of its Subsidiaries relating to the physical or environmental condition or use of their respective properties, their respective businesses or pollution or protection of human health or the Environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C., ss.9601, et seq., as amended ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended, the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended, the Clean Water Act, 33 U.S.C. Section et seq., the Toxic Substance Control Act, 15 U.S.C. ss.2601 et seq., the Occupational Safety and Health Act, laws relating to Releases or threatened Releases of Hazardous Substances into the Environment or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, abatement, existence, holding, Release, transport or handling of Hazardous Substances, and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Substances; (ii) "HAZARDOUS SUBSTANCES" shall mean any pollutant, contaminant, toxic substance, hazardous waste, hazardous material, or hazardous substance, or any oil, petroleum or petroleum product, each as defined or listed in, or classified pursuant to, any Environmental Laws; and (iii) "RELEASE" shall have the meaning ascribed to such term in any Environmental Laws.

     3.19 OFFERING VALID. Assuming the accuracy of the representations and warranties of each of the Purchasers contained in Section 4 hereof, the offer, sale and issuance of the Purchased Shares and the offer, issuance and exchange of the New Shares for the Exchanged Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

     3.20 EMPLOYEE BENEFIT PLANS.

          (a) Schedule 3.20 contains a true and complete list of each "employee benefit plan" (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which any employee or former employee of the Company or its Subsidiaries has any present or future right to benefits and under which the Company or its Subsidiaries has any present of future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "COMPANY PLAN".

          (b) Each Company Plan has been established and administered in accordance with its terms, in all material respects, and in material compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations and neither the Company nor any of its Subsidiaries has incurred any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable law, rule and regulations; and each Company Plan which is intended to be qualified within the meaning of Code section 401(a) has received a favorable determination or if such plan is a prototype plan, the prototype plan has received a favorable determination letter, in all material respects, to its qualifications, or is in a form in which the Internal Revenue Service consider the terms of such Company Plan to be qualified without the need to receive such a letter, and subsequent to that term nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

         (c) No Company Plan is (i) subject to Title IV or ERISA or (ii) a "multiemployer plan" (as such term is defined in section 3(37) of ERISA) and neither the Company nor any of its Subsidiaries has incurred any withdrawal liability or termination liability with respect to any such plan that remains unsatisfied. The Company has not engaged in, and is not a successor or parent corporation to any entity that has engaged in, a transaction described in
Section 4069 or 4212(c).

          (d) Except as disclosed on Schedule 3.20(d), with respect to any Company Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company or any of its Subsidiaries, threatened or reasonably expected to arise.

          (e) Except as disclosed on Schedule 3.20(e), no Company Plan exists that could result in the payment to any present or former employee of the Company or its Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or its Subsidiaries as a direct result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

     3.21 INSURANCE. Each insurance policy pertaining to the assets or operations of the Company and each Subsidiary is in full force and effect and neither the Company nor any Subsidiary has any claims pending under any such policies nor has the Company or any Subsidiary been denied coverage with respect to any claim or potential claim filed under any such policies.

     3.22 BOOKS AND RECORDS. The books of account, stock records, minute books and other records of the Company and each of its Subsidiaries are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

     3.23 BUSINESS PLAN; PROJECTIONS. Attached as Schedule 3.23(a) is the Company's Business Plan, dated March 19, 2001 (the "2001 BUSINESS PLAN"), which consists of the budget for the Company and its Subsidiaries for 2001 on a consolidated basis, and attached as Schedule 3.23(b) are the projections of the future performance of the Company and its Subsidiaries, on a consolidated basis, including annual income, net profits and cash flows for each year of the five-year period ending 2005 (the "PROJECTIONS"). The Projections have been prepared in good faith and are based on what the Company and its management believe to be a reasonable assessment of the future performance of the Company and its Subsidiaries. All material assumptions used in the preparation of the Projections are set forth in the notes thereto. Notwithstanding the foregoing, no representation is made that the projections will be attained.

     3.24 ACCOUNTS RECEIVABLE AND BAD DEBTS. All notes and accounts receivable of the Company and its Subsidiaries shown on the Statement Date Balance Sheet were generated for valid consideration in the ordinary course of business.

     3.25 LICENSES. All licenses used by the Company or any of its Subsidiaries and which is material to the conduct and operation of the Company business (the "LICENSES") are in full force and effect. The Company and its Subsidiaries have complied in all material respects with the terms of the Licenses and there are no pending, or to the knowledge of the Company, threatened, modifications, amendments or revocations of the Licenses which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. All fees due and payable from the Company or any of its Subsidiaries to governmental authorities pursuant to the Licenses have been paid. All reports required of the Company or any of its Subsidiaries to be filed in connection with the Licenses have been timely filed and are accurate and complete. The Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. Except as specified in
Schedule 3.25, no registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other action of any kind is required by virtue of the execution and delivery of this Agreement or any Related Agreement, or of the consummation of the transactions contemplated hereby or thereby, including but not limited to the issuance and sale of the Shares, (a) to avoid the loss of any License pursuant to the terms thereof or the violation or breach of any law applicable thereto, or (b) to enable the Company and its Subsidiaries to hold and enjoy the same after each Closing Date in the conduct of its business as conducted immediately prior to the First Closing Date. Except as set forth in Schedule 3.25, the Company and its Subsidiaries have received authorization from the FCC to provide international telecommunications service.

     3.26 NETWORK. The Company's and its Subsidiaries' switches are (i) fully installed, (ii) interconnected to the incumbent telephone company's local network and (iii) capable of carrying commercial traffic. The Company's and its Subsidiaries' collocation sites possess all of the necessary equipment to carry commercial traffic and are linked via leased or owned transmission cable to a switch owned by the Company or any Subsidiary.

     3.27 CUSTOMERS. No single customer of the Company accounted for more than 5% of the Company's consolidated net sales for 2000, and the Company does not anticipate any single customer accounting for more than 5% of the Company's consolidated net sales in 2001. Schedule 3.27 sets forth as of December 31, 2000, the total number of lines in service.

     3.28 NO BROKER. Except as set forth in Schedule 3.28, neither the Company nor any of its Subsidiaries has employed any broker or finder, or incurred any liability for any brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement.

     3.29 DISCLOSURE. No representation or warranty contained in this Agreement or any statement or information contained in any schedule, exhibit, certificate, written statement, document or instrument, or other information attached to, delivered or required to be delivered pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document.

4. REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER.

     Each Purchaser hereby, severally and not jointly, represents and warrants to the Company as follows:

     4.1 REQUISITE POWER; AUTHORIZATION; BINDING OBLIGATIONS. Such Purchaser has all requisite power and authority to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on such Purchaser's part necessary for the authorization, execution and delivery of this Agreement and the Related Agreements, the consummation of the transactions contemplated hereby and thereby, and the performance of all obligations of such Purchaser hereunder and thereunder has been or will be taken prior to the First Closing. This Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of such Purchaser enforceable against it in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 2.5 of the Purchasers Rights Agreement may be limited by applicable laws.

     4.2 INVESTMENT REPRESENTATIONS. Such Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Such Purchaser also understands that the Purchased Shares are being offered and sold and the New Shares are being offered and exchanged for the Exchanged Shares pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's following representations and warranties:

          (a) PURCHASER BEARS ECONOMIC RISK. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Such Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Such Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times such Purchaser might propose.

          (b) ACQUISITION FOR OWN ACCOUNT. Such Purchaser is acquiring the Shares for its own account for investment only, and not with a view towards their distribution.

          (c) EACH PURCHASER CAN PROTECT ITS INTEREST. Such Purchaser represents that by reason of its, or of its management's, business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this

Agreement and the Related Agreements. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

          (d) ACCREDITED INVESTOR. Such Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

          (e) COMPANY INFORMATION. Such Purchaser has received and read the Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Such Purchaser has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment.

          (f) RULE 144. Such Purchaser acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

     4.3 TRANSFER RESTRICTIONS. Such Purchaser acknowledges and agrees that the Shares and Conversion Shares are subject to restrictions on transfer as set forth in the Purchasers Rights Agreement.

     4.4 OWNERSHIP OF EXCHANGED SHARES. Such Purchaser represents that the Exchanged Shares held by such Purchaser as set forth on Annex A hereto are owned of record and beneficially by such Purchaser, free and clear of any security interest, claim, lien, limitation on voting rights (other than pursuant to the Purchasers Rights Agreement) or encumbrance; provided, however, that certain Exchanged Shares held by Dan Boyle will be held in his individual retirement account.

5. COVENANTS OF THE COMPANY.

     5.1 ORDINARY COURSE OF BUSINESS. Except, as otherwise contemplated by the terms of this Agreement, during the period from the date of this Agreement to the Second Closing Date (the "PRE-CLOSING PERIOD"), the Company shall use commercially reasonable efforts to preserve intact its and its Subsidiaries' current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired.

     5.2 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Purchased Shares for working capital and general corporate purposes.

     5.3 EFFORTS. Each party hereto agrees to use commercially reasonable efforts to take any and all actions required in order to consummate the transactions contemplated in this Agreement and the Related Agreements. Without limiting the foregoing, the Company shall make all necessary filings with or notifications to the state regulatory commissions listed on Schedule 5.3 hereto as soon as possible but in any event prior to the First Closing (unless the requirement to give such notice does not arise until the First Closing in which case the Company shall give such notice promptly after the First Closing).

     5.4 NOTIFICATION OF CERTAIN MATTERS. During the Pre-Closing Period, the Company shall give prompt notice to each Purchaser of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in Section 3 to be untrue, or the failure of the Company to comply with or satisfy any covenant or agreement under this Agreement.

     5.5 BASIC FINANCIAL INFORMATION. The Company shall deliver to each Purchaser copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively, shortly after such time as they are filed with the SEC.

     5.6 OBSERVER RIGHTS. For purposes of determining Observer Rights pursuant to Section 8.4 of the Purchasers Rights Agreement, Series H New Shares shall be counted as Series B Preferred Stock and Series I New Shares shall be counted as Series D Preferred Stock until such time as the Purchasers Rights Agreement is amended to adjust Observer Rights accordingly.

6. CONDITIONS TO CLOSING.

     6.1 CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE THE INITIAL PURCHASED SHARES. Each Purchaser's obligation to purchase the Initial Purchased Shares and to have its Initial Exchanged Shares exchanged for Initial New Shares at the First Closing is subject to the satisfaction of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all materials respects as of the First Closing Date with the same force and effect as if they had been made on and as of the First Closing Date, except (A) for changes contemplated by this Agreement, (B) for those representations and warranties which address matters only as of a particular date (which representation and warranties shall be true and correct in all material represents as of such particular date) and (C) all Material Adverse Effect qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded. The Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the First Closing Date.

          (b) LEGAL INVESTMENT. On the First Closing Date, the sale and issuance of the Initial Purchased Shares and the exchange and issuance of the Initial New Shares for the Exchanged Shares shall be legally permitted by all laws and regulations to which such Purchaser and the Company are subject.

          (c) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for those that such Purchaser determines may be properly obtained subsequent to the First Closing Date).

          (d) CORPORATE DOCUMENTS. The Company shall have delivered to any Purchaser or its counsel, copies of all corporate documents of the Company as any such Purchaser shall reasonably request.

          (e) COMPLIANCE CERTIFICATE; SECRETARY'S CERTIFICATE; GOOD STANDING CERTIFICATE. The Company shall have delivered to such Purchaser a Compliance Certificate, executed by the President of the Company, dated the First Closing Date, to the effect that the conditions specified in Section 6.1(a) have been satisfied. The Company shall have delivered to such Purchaser a certificate executed by the Secretary of the Company, dated the First Closing Date, certifying as to the resolutions of the Board of Directors of the Company evidencing approval of the transactions contemplated by and from this Agreement and the Related Agreements and the authorization of the named officer or officers to execute and deliver this Agreement and the Related Agreements. The Company shall have delivered to such Purchaser certificates of the Secretary of State of the State of Delaware, dated a recent date, that the Company is in good standing.

          (f) LEGAL OPINION. Such Purchaser shall have received from legal counsel to the Company an opinion addressed to them, dated as of the First Closing Date, in a form attached hereto as Exhibit B.

          (g) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the First Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to such Purchaser and its counsel, and such Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          (h) NO MATERIAL ADVERSE EFFECT. No event or change has occurred which has had, or could reasonably be expected to have, a Material Adverse Effect.

          (i) PURCHASERS RIGHTS AGREEMENT. The Purchasers Rights Agreement shall be in full force and effect.

          (j) TRANSACTION FEE. At the First Closing, the Company shall have paid to each such Purchaser or one of its designees, a transaction fee of 2.0% of the aggregate purchase price of the Initial Purchased Shares being purchased by such Purchaser incurred for the benefit of the Company in connection with the purchase of the Initial Purchased Shares by such Purchaser, in cash by wire transfer of immediately available funds to a bank account identified by such Purchaser prior to the First Closing.

          (k) SERIES G PURCHASE AGREEMENT. The First Closing (as defined in and as contemplated by the Series G Purchase Agreement) shall have been consummated.

     6.2 CONDITIONS TO COMPANY'S OBLIGATIONS TO ISSUE THE INITIAL PURCHASED SHARES. The Company's obligation to issue and sell the Initial Purchased Shares and to issue and exchange the Initial New Shares for the Initial Exchanged Shares at the First Closing is subject to the satisfaction, on or prior to the First Closing, of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by each Purchaser in Section 4 hereof shall be true and correct in all material respects at the date of the First Closing Date with the same force and effect as if they had been made on and as of the First Closing Date, and each Purchaser shall have performed all obligations and conditions herein required to be performed or complied with by it on or prior to the First Closing Date.

          (b) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Related Agreements (except for such as each Purchaser determines may be properly obtained subsequent to the First Closing Date).

          (c) PURCHASERS RIGHTS AGREEMENT. The Purchasers Rights Agreement shall be in full force and effect and shall have been executed and delivered by each Purchaser.

          (d) "ALL OR NONE". Each Purchaser shall have purchased all of the Initial Purchased Shares allocated to it on Annex A hereto.

     6.3 CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE THE SUBSEQUENT PURCHASED SHARES. Each Purchaser's obligation to purchase the Subsequent Purchased Shares and to have its Subsequent Exchanged Shares exchanged for Subsequent New Shares at the Second Closing is subject to the satisfaction of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all materials respects as of the Second Closing Date with the same force and effect as if they had been made on and as of the Second Closing Date, except (A) for changes contemplated by this Agreement, (B) for those representations and warranties which address matters only as of a particular date (which representation and warranties shall be true and correct in all material represents as of such particular date) and (C) all Material Adverse Effect qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded. The Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Second Closing Date.

          (b) LEGAL INVESTMENT. On the Second Closing Date, the sale and issuance of the Subsequent Purchased Shares and the exchange and issuance of the Subsequent New Shares for the Subsequent Exchanged Shares shall be legally permitted by all laws and regulations to which such Purchaser and the Company are subject.

          (c) COMPLIANCE CERTIFICATE. The Company shall have delivered to such Purchaser a Compliance Certificate, executed by the President of the Company, dated the Second Closing Date, to the effect that the conditions specified in
Section 6.3(a) have been satisfied.

          (d) FIRST CLOSING. The First Closing shall have been consummated.

          (e) NO MATERIAL ADVERSE EFFECT. No change or event has occurred which has had, or could reasonably be expected to have, a Material Adverse Effect.

          (f) OPERATING BUDGET. The Company shall be in compliance with its operating budget, as delivered to such Purchaser on or prior to the date hereof.

          (g) TRANSACTION FEE. At the Second Closing, the Company shall have paid to such Purchaser or one of its designees, a transaction fee of 2.0% of the aggregate purchase price of the Subsequent Purchased Shares being purchased by such Purchaser incurred for the benefit of the Company in connection with the purchase of the Subsequent Purchased Shares by such Purchaser, in cash by wire transfer of immediately available funds to a bank account identified by such Purchaser prior to the Second Closing.

          (h) (i) LEGAL OPINION. Each Purchaser shall have received from legal counsel to the Company an opinion addressed to them, dated as of such Second Closing Date, substantially in the form attached hereto as Exhibit B.

          (i) SERIES G PURCHASE AGREEMENT. The Second Closing (as defined in and as contemplated by the Series G Purchase Agreement) shall have been or shall concurrently therewith be consummated or the Company shall have received Additional Equity (as defined in and as contemplated by the Series G Purchase Agreement) equal to or greater than $30 million.

     6.4 CONDITIONS TO COMPANY'S OBLIGATIONS TO ISSUE THE SUBSEQUENT PURCHASED SHARES. The Company's obligation to issue and sell the Subsequent Purchased Shares and to issue and exchange the Subsequent New Shares for the Subsequent Exchanged Shares at the Second Closing is subject to the satisfaction, on or prior to the Second Closing, of the following conditions:

          (a) "ALL OR NONE". Each Purchaser shall have purchased all of the Subsequent Purchased Shares allocated to it on Annex A hereto.

          (b) FIRST CLOSING. The First Closing shall have been consummated.

7. MISCELLANEOUS.

     7.1 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed in all respects by the laws of the State of New York. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of Missouri, as a any Purchaser may elect in its sole discretion, and the Company hereby submits to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. The Company hereby irrevocably waives any right which it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

     7.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     7.3 SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time. This Agreement may not be assigned by a Purchaser without the prior written consent of the Company and may not be assigned by the Company without the prior written consent of all Purchasers, except that a Purchaser may assign its rights and obligations hereunder to any affiliate.

     7.4 ENTIRE AGREEMENT; SUPERCEDES PRIOR AGREEMENT. This Agreement and the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein; except that Section 1.6 is intended to benefit BTI Ventures L.L.C.

     7.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7.6 AMENDMENT AND WAIVER. This Agreement may be amended or modified upon the written consent of the Company and each Purchaser. The rights of the Company or Purchasers hereunder may only be waived with the written consent of the party granting the waiver of such right.

     7.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on a Purchaser's part of any breach, default or noncompliance under this Agreement or the Related Agreements or any waiver on such party's part of any provisions or conditions of the Agreement or the Related Agreements, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or the Related Agreements, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

     7.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below:

                  If to the Company:

                                        Birch Telecom, Inc.
                                        2020 Baltimore Avenue
                                        Kansas City, MO  64108
                                        Telephone:  (816) 300-3000
                                        Fax: (816) 300-3291
                                        Attn: General Counsel
                  with copies to:

                                        Latham & Watkins
                                        885 Third Avenue
                                        New York, N.Y.  10022
                                        Telephone:  (212) 906-1788
                                        Fax: (212) 751-4864
                                        Attn:  Raymond Y. Lin, Esq.

                  If to Purchasers:

                                        To the addresses set forth on Annex A.

                  with copies to:

                                        Blackwell Sanders Peper Martin
                                        Two Pershing Square
                                        2300 Main Street, Suite 1000
                                        Kansas City, MO  64108
                                        Telephone:  (816) 983-8000
                                        Fax: (816) 983-8080
                                        Attn:  Ralph G. Wrobley

     7.9 EXPENSES; INDEMNIFICATION. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the Related Agreements (including amendments thereto and consent in connection therewith). The Company hereby further agrees to indemnify, exonerate and hold each Purchaser and its members and its shareholders, officers, directors, employees, affiliates and agents (each an "INDEMNITEE") free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and disbursements, incurred in any capacity by any of such indemnitees as a result of or relating to any breach of any representation, warranty, covenant or agreement of the Company in this Agreement or any Related Agreement.

     7.10 INTERPRETATION. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement will refer to the Agreement as a whole, including exhibits, schedules and the other documents delivered in connection with this Agreement, and not only to a particular provision of this Agreement. The words "include" and "including" and words of similar import when used in this Agreement shall be deemed to be followed by the words "without limitation".

     7.11 KNOWLEDGE. References to "knowledge" of the Company or a Subsidiary in this Agreement shall refer to the knowledge of each of the officers of the Company or the Subsidiary, respectively, after due inquiry into the matters at issue with the employees of the Company or Subsidiary, respectively, responsible for such matters.

     7.12 TERMINATION. This Agreement may be terminated with respect to any Purchaser by (i) mutual agreement of the Company and such Purchaser or (ii) by all Purchasers or the Company in the event the First Closing has not occurred by May 8, 2001, PROVIDED that this termination right may not be exercised by a party whose nonperformance has delayed any Closing.

     7.13 COUNTERPARTS; EXECUTION BY FACSIMILE SIGNATURE. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signatures.

                     [Rest of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this RECAPITALIZATION AGREEMENT as of the date set forth in the first paragraph hereof.


                                       BIRCH TELECOM, INC.




                                       By: /s/ David E. Scott
                                          ------------------------------
                                           Name: David E. Scott
                                           Title: President




                                       [PURCHASER]




                                       By: _____________________________
                                           Name:
                                           Title:

                                                                         ANNEX A

                        PURCHASE AND EXCHANGE ALLOCATION

------------------------------------------------------------------------------------------------------------------------------------
                                                            Total                  Initial   Subsequent     Initial     Subsequent
                               Initial       Subsequent   Purchased   Aggregate    Series B   Series B     Series D      Series D
        Purchasers            Purchased      Purchased     Shares      Purchase   Exchanged   Exchanged    Exchanged    Exchanged
 (including notice info)     Shares (70%)   Shares (30%)    (100%)    Price ($)    Shares      Shares       Shares        Shares
------------------------------------------------------------------------------------------------------------------------------------
[TO BE PROVIDED BY BSPM]
[Address]
Tel:
Fax:
Attn:
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
           Totals:
------------------------------------------------------------------------------------------------------------------------------------

                                                                         ANNEX B

                         CALCULATION OF EXCHANGED SHARES

Each Purchaser shall be entitled to exchange a number of Series D Preferred Stock equal to the following quotient, rounded up: (i) the aggregate purchase price for the New Shares being purchased by such Purchaser (ii) divided by the Original Issue Price (as defined in the Certificate) of such Series D Exchanged Shares up to the number of shares of Series D Preferred Stock held by such Purchaser on the date hereof. Seventy percent (70%) (rounded up) of such shares shall be exchanged at the First Closing and the remainder of such shares shall be exchanged at the Second Closing. For each Purchaser, the amount equal to the original issue price of its Series D Exchanged Shares multiplied by the total number of such Series D Exchanged Shares to be exchanged by it at both Closings is referred to as the "Series D Dollar Amount".

Each Purchaser also shall be entitled to exchange a number of Series B Preferred Stock equal to the following quotient, rounded up: (i) the aggregate purchase price for the New Shares being purchased by such Purchaser minus the Series D Dollar Amount (ii) divided by the Original Issue Price of such Series B Exchanged Shares up to the number of shares of Series B Preferred Stock held by such Purchaser on the date hereof. Seventy percent (70%) (rounded up) of such shares shall be exchanged at the First Closing and the remainder of such shares shall be exchanged at the Second Closing. Any remaining amounts after the calculation in clause (i) of this paragraph shall not be allocated to any other shares of capital stock of the Company for exchange under the Agreement.

Each Purchaser must exchange shares of Series D Preferred Stock before exchanging any share of Series B Preferred Stock at each of the First Closing and the Second Closing. No Purchaser may exchange any more shares of Series B Preferred Stock or Series D Preferred Stock than is owned by such Purchaser on the date hereof.

Example: If a Purchaser who owns as of the date hereof 500,000 shares of Series B Preferred Stock and 20,000 shares of Series D Preferred Stock invests $999,999.70 in shares of Series G Preferred Stock, such Purchaser will receive 2,000,000 shares of Series G Preferred Stock at the First Closing and 857,142 shares of Series G Preferred Stock at the Second Closing.

Such Purchaser shall exchange up to 155,557 shares of Series D Preferred Stock for 155,557 shares of Series I Preferred Stock at the First Closing (equivalent to (x) 70% (rounded up) of (y) 222,223, which is $999,999.70 divided by $4.50
(rounded up)) and shall exchange up to 66,666 shares of Series D Preferred Stock for 66,666 shares of Series I Preferred Stock at the Second Closing (equivalent to (x) 222,223 minus 155,557); however, such Purchaser shall actually exchange 14,000 shares of Series D Preferred Stock for 14,000 shares of Series I Preferred Stock at the First Closing (i.e., 70% of the total Series D Preferred Stock held as of the date hereof) and 6,000 shares of Series D Preferred Stock for 6,000 shares of Series I Preferred Stock at the Second Closing (i.e., 30% of the total Series D Preferred Stock held as of the date hereof). The Series D Dollar Amount for such Purchaser shall be $90,000 (20,000 multiplied by $4.50).

Such Purchaser shall also exchange 419,080 shares of Series B Preferred Stock for 419,080 shares of Series H Preferred Stock at the First Closing (equivalent to (x) 70% (rounded up) of (y)

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an amount equal to (I) 598,685, which is the difference of $999,999.70 minus
$90,000 (II) divided by $1.52 (rounded up)) and shall exchange 179,605 shares of Series B Preferred Stock for 179,605 shares of Series H Preferred Stock at the Second Closing (equivalent to 598,685 minus 419,080). 98,683 shares of Series B Preferred Stock shall not be exchanged.